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                                                          EXHIBIT 23.4 TO
                                                          REGISTRATION STATEMENT
                                                          ON FORM S-4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the use of our reports with respect to the consolidated financial statements and schedules of HealthInfusion, Inc. and subsidiaries and tax opinion dated June 6, 1994, included in, or made a part of, this Form S-4 Registration Statement of Coram Healthcare Corporation.



/s/  ARTHUR ANDERSEN & CO.



Arthur Andersen & Co.



Miami, Florida


June 6, 1994